Exhibit(a)(23)

                                Investment Trust

          Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest, $.01 Par Value Per Share

         The undersigned, being a majority of the duly elected and qualified Trustees of Investment Trust, a Massachusetts business trust (the "Fund"), acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended (the "Declaration of Trust"), having heretofore divided the shares of beneficial interest, $.01 par value per share, of the Fund ("Shares") into separate series (each individually a "Series" or collectively the "Series"), hereby establish and designate one or more additional Series, each Series to have the following designations and special and relative rights:

         1.       The Series heretofore designated are as follows:

                  Classic Growth Fund
                  Scudder Dividend & Growth Fund
                  Scudder Growth and Income Fund
                  Scudder Large Company Growth Fund
                  Scudder Real Estate Investment Fund
                  Scudder S&P 500 Index Fund
                  Scudder Tax Managed Growth Fund
                  Scudder Tax Managed Small Company Fund

         2.       The additional Series designated hereby are as follows:

                           Scudder Capital Growth Fund
                           Scudder Small Company Stock Fund

         3. Each Series shall consist of an unlimited number of Shares. Each Series shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Fund's registration statement under the Securities Act of 1933, as amended from time to time. Each Share of each Series shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Series. The proceeds of sales of Shares of a Series, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Series, unless otherwise required by law. Each Share of a Series shall be entitled to receive its pro rata share of the net assets of that Series upon liquidation of that Series. Upon redemption of a Shareholder's Shares or indemnification for liabilities incurred by reason of a Shareholder's being or having been a shareholder of the Series, or the entry of a final judgment in favor of a Shareholder by reason of being or having been a Shareholder of the Series, such Shareholder shall be paid solely out of the property of the Series.

         4. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or


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when the Trustees have determined that the matter affects only the interest of
Shareholders of one or more Series, in which case only the Shareholders of such Series shall be entitled to vote thereon. Unless otherwise determined by the Trustees, any matter shall be deemed to have been effectively acted upon with respect to the Series if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust. The Trustees may, in conjunction with the establishment of any additional series or class of shares of the Fund, establish or reserve the right to establish conditions under which the several series or classes shall have separate voting rights or no voting rights.

         5. The Shares of the various Series outstanding, and the assets and liabilities of such Series shown on the books of the Fund, as of the close of business on the date hereof shall be unaffected by this instrument.

         6. After the close of business on the date hereof, the assets and liabilities of the Fund shall be allocated among the Series as set forth in
Section 5.11 of the Declaration of Trust, except as provided below.

                  (a) Costs incurred by the Fund on behalf of Scudder Capital Growth Fund and Scudder Small Company Stock Fund in connection with the organization and registration and public offering of shares of such Series shall be allocated to the Series unless assumed by another party or otherwise required by applicable law or generally accepted accounting principles.

                  (b) The liabilities, expenses, costs, charges or reserves of the Series which are not readily identifiable as belonging to any particular Series shall be allocated among the Series on the basis of their relative average daily net assets.

                  (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Series.

         7. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the special and relative rights of any such Series provided that such change shall not adversely affect the rights of Shareholders of a Series.

         The foregoing shall be effective upon execution.


/s/Henry P. Becton, Jr
---------------------------------------
Henry P. Becton, Jr., as Trustee




---------------------------------------
Linda C. Coughlin, as Trustee

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/s/Dawn-Marie Driscoll
---------------------------------------
Dawn-Marie Driscoll, as Trustee



/s/Peter B. Freeman
---------------------------------------
Peter B. Freeman, as Trustee



/s/George M. Lovejoy, Jr
---------------------------------------
George M. Lovejoy, Jr., as Trustee



/s/Wesley W. Marple, Jr.
---------------------------------------
Wesley W. Marple, Jr., as Trustee



/s/Kathryn L. Quirk
---------------------------------------
Kathryn L. Quirk, as Trustee



/s/Jean C. Tempel
---------------------------------------
Jean C. Tempel, as Trustee


Dated:   May 3             , 2000
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